EXHIBIT 99.3


                                Multex.com, Inc.
                              100 Williams Street
                               New York, NY 10038




                                                               January 29, 2003

Reuters America Inc.
3 Times Square
New York, NY 10036



Ladies and Gentlemen:

         In connection with your consideration of a potential business combination involving Multex.com, Inc. (the "Company"), it is expected that we will furnish you with, or otherwise make available to you, certain information about the Company, pursuant to the Confidentiality Agreement dated as of December 16, 2002 (the "Confidentiality Agreement").

         In furtherance of the provisions of paragraph 5 of the Confidentiality Agreement, you agree that for a period of eighteen months following the date of this letter agreement (the "Standstill Period"), none of you, Reuters Group PLC ("Reuters") or any entity, whether incorporated or unincorporated, (i) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by Reuters and over which Reuters has, directly or indirectly, actual control or (ii) to which Reuters has, directly or indirectly, provided or otherwise made available information about the Company obtained by Reuters pursuant to the Confidentiality Agreement (any such entity, a "Controlled Affiliate"; provided, however, that, for the avoidance of doubt, based on the relationship that you, Reuters and the other Controlled Affiliates currently have with each of the following entities, none of Instinet Group Incorporated, TIBCO Software Inc., Radianz Limited or Dow Jones Reuters Business Interactive LLC (Factiva) nor any of their subsidiaries shall be deemed a Controlled Affiliate absent any material change in any such relationship; you, Reuters and the other Controlled Affiliates, collectively, "Reuters Group") (and any person acting on behalf of or in concert with Reuters Group) will, directly or indirectly, without the Company's prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or 50% or more of the consolidated assets of the Company and its subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of consents or proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the Company, (v) otherwise act, alone or in concert with others, to seek to control or influence the management or

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Reuters America Inc.                    2                   January 29, 2003

the policies of the Company, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. You further agree that during the Standstill Period you will not, without the written consent of the Company, (x) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or (y) take any action that is reasonably likely to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with Reuters Group.

         You also agree that during the Standstill Period, Reuters Group (and any person acting on behalf of or in concert with Reuters Group) will not, without the prior written consent of the Company, directly or indirectly solicit or encourage any of the following employees of the Company to leave the Company's employ: [list of employee names] (the "Employees"), provided, however, that the provisions of this paragraph shall not be deemed violated in case of (i) general advertisements or other solicitations of employment by Reuters Group (or person acting on its behalf) or (ii) any discussions initiated by any Employee without any prior solicitation by Reuters Group in violation of the foregoing.

         Notwithstanding the above, Reuters Group shall have the right to make a non-public proposal to the Transaction Committee of the Board of Directors of the Company (a) for an acquisition or other transaction involving the Company or any of its subsidiaries or (b) to amend this letter agreement; provided that, in the case of clause (a) or (b), (i) such proposal is subject to the approval of the Transaction Committee of the Board of Directors of the Company;
(ii) you shall not be required (whether by applicable law or otherwise) to publicly disclose, or to amend, modify or supplement any existing public disclosure because of, the making of such proposal, and (iii) Reuters Group (and any person acting on behalf of or in concert with Reuters Group) shall not publicly disclose such proposal without the prior written consent of the Company.

         Notwithstanding the above, the provisions of this letter agreement shall not apply to and none of its provisions shall be deemed breached by (i) the exercise by Reuters Group of all the voting rights related to the equity securities of the Company that Reuters Group beneficially owns from time to time, but in any event not in excess of the amount disclosed by Reuters in its
Schedule 13G filed with the Securities and Exchange Commission dated September 21, 2000, (ii) any action taken or not taken by any director of the Company appointed or nominated by, or who is an employee, officer or director of, Reuters Group in the performance of his or her duties as a director of the Company or (iii) any action taken or not taken by Reuters Group in accordance or in connection with the terms of any existing joint venture agreement, operating agreement, license agreement, marketing agreement, partnership agreement, distribution agreement or similar agreement that does not involve 50% or more of the consolidated assets of the Company and its subsidiaries, between the Company or its affiliates (as such term is defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) and Reuters Group.

         The provisions of the second paragraph of this letter agreement shall terminate and become null and void upon (i) the Company entering into an agreement for the sale of 25% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of the voting securities of the Company or any of its subsidiaries, whether by means of a stock sale, merger,

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Reuters America Inc.                    3                   January 29, 2003

consolidation, asset sale, tender offer or other transaction, other than a transaction in which the Company's stockholders beneficially own at least 65% of the common equity of the surviving corporation or its direct or indirect parent and following such transaction no person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owns 15% or more of such common equity (any of the foregoing, an "Alternative Transaction"), (ii) any third party commencing or publicly announcing its intention to commence a tender offer, proxy contest or proxy solicitation with respect to or in connection with an Alternative Transaction or (iii) any third party publicly proposing or offering to engage in an Alternative Transaction unless the Company does not publicly or privately respond to such proposal or offer (other than by stating that the Company is not for sale and is not considering such proposal or offer), and does not provide information to, engage in discussions or negotiations with, or otherwise seek to encourage such third party with respect to such proposal or offer or any other Alternative Transaction and has not provided information to, or engaged in formal sustained discussions or negotiations with, such third party with respect to such proposal or offer or any other Alternative Transaction within the 18 months preceding such proposal or offer. The Company shall notify Reuters within two business days thereof if any event occurs or circumstance exists which has resulted in any provisions of this letter agreement being terminated in accordance with the terms of this paragraph, and shall respond accurately within two business days to any inquiries made by Reuters regarding whether any event has occurred or circumstance exists which has resulted in any provisions of this letter agreement being terminated in accordance with the terms of this paragraph.

         No failure or delay by either party to this letter agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Each of us agrees that the Company or you, as the case may be, would be irreparably injured by any breach of this letter agreement by the other party to this letter agreement or its affiliates and that, in such event, the Company or you, as the case may be, shall be entitled, in addition to any and all other remedies, to injunctive relief and specific performance.

         The existence and terms of this letter agreement shall be deemed "Evaluation Material" (as such term is defined in the Confidentiality Agreement) for purposes of the Confidentiality Agreement.

                            [Signature Page Follows]


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Reuters America Inc.                    4                   January 29, 2003

         This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.


                                        Very truly yours,

                                        MULTEX.COM, INC.



                                        By:  /s/ Edward C. Fargis
                                           --------------------------
                                            Name: Edward C. Fargis
                                            Title: Vice President &
                                                   General Counsel



Accepted and agreed:

REUTERS AMERICA INC.


By:   /s/ Christopher Ahearn
      -----------------------------------
     Name: Christopher Ahearn
     Title: President, Corporates & Media